Exhibit 99.1
Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	(unaudited)			(unaudited)
	2007	2006 (B)	Change	2007	2006 (B)	Change
Revenues
Home Building	$3,519,692	$3,980,967	(12%)	$11,414,827	$12,272,203	(7%)
Financial Services (A)	117,105	118,498	(1%)	468,001	462,223	1%
Other	32,066	30,664	5%	131,739	117,438	12%

Total	$3,668,863	$4,130,129	(11%)	$12,014,567	$12,851,864	(7%)

Operating Earnings
Home Building (C)	$(16,843)	$601,349	(103%)	$96,821	$1,905,812	(95%)
Financial Services (A)	18,783	20,922	(10%)	84,530	84,465	—%
Other	267	1,029	(74%)	(1,525)	(5,779)	74%

Total Operating Earnings	2,207	623,300	(100%)	179,826	1,984,498	(91%)

Corporate General Expenses (C)	(9,498)	(29,220)		(77,053)	(100,155)
Interest Expense	—	(3,362)		—	(12,067)

Earnings (Loss) from Continuing Operations Before Income Taxes	(7,291)	590,718	(101%)	102,773	1,872,276	(95%)

Income Taxes	(14,994)	(221,758)		(114,553)	(665,187)

Earnings (Loss) from Continuing Operations	(22,285)	368,960	(106%)	(11,780)	1,207,089	(101%)

Earnings from Discontinued Operations, net (A)	221,140	22,809		280,146	82,224

Net Earnings	$198,855	$391,769	(49%)	$268,366	$1,289,313	(79%)

Earnings Per Share — Basic
Earnings (Loss) per Share — Continuing Operations	$(0.18)	$2.99	(106%)	$(0.10)	$9.51	(101%)
Earnings per Share — Discontinued Operations	1.83	0.18		2.33	0.65

Earnings Per Share — Basic	$1.65	$3.17	(48%)	$2.23	$10.16	(78%)

Earnings Per Share — Diluted
Earnings (Loss) per Share — Continuing Operations	$(0.18)	$2.86	(106%)	$(0.10)	$9.09	(101%)
Earnings per Share — Discontinued Operations	1.83	0.18		2.33	0.62

Earnings Per Share — Diluted	$1.65	$3.04	(46%)	$2.23	$9.71	(77%)

Average Shares Outstanding:
Basic	120,627,559	123,622,796	(2%)	120,537,235	126,870,887	(5%)
Diluted	120,627,559	128,732,705	(6%)	120,537,235	132,749,797	(9%)

(A)	Financial Services excludes the Centex Home Equity operations which were sold in July 2006 and are reflected in discontinued operations. In addition, Construction Services, which was sold in March 2007, is also reflected in discontinued operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

(C)	Centex is reorganizing its reporting segments which will be disclosed in its fiscal 2007 Form 10-K. As part of the reorganization of reporting segments, a portion of its Home Building SG&A costs will be reported as Corporate General Expenses, which will more appropriately reflect the alignment of its operations.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation (A)		Financial Services
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006	2007	2006
Assets
Cash -
Unrestricted	$883	$43	$871	$33	$12	$10
Restricted	146	133	57	69	89	64
Receivables -
Mortgage Loans Receivable	1,694	2,130	—	—	1,694	2,130
Other Receivables	228	326	176	283	52	43
Inventories -
Homebuilding	8,654	8,832	8,654	8,832	—	—
Land Held Under Option Agreements not Owned	282	818	282	818	—	—
Other	15	12	6	5	9	7
Investments	282	308	419	963	—	—
Property and Equipment, net	136	178	119	156	17	22
Goodwill	219	218	210	206	9	12
Deferred Charges and Other Assets	667	468	629	429	38	39
Assets of Discontinued Operations (B)	—	7,899	—	389	—	7,510

	$13,206	$21,365	$11,423	$12,183	$1,920	$9,837

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,350	$2,182	$2,231	$2,080	$95	$93
Debt -
Non-Financial Services	3,904	3,982	3,904	3,982	—	—
Financial Services	1,663	2,077	—	—	1,663	2,077
Liabilities of Discontinued Operations (B)	—	7,581	—	579	—	7,002
Minority Interests	177	531	176	530	1	1
Stockholders’ Equity	5,112	5,012	5,112	5,012	161	664

	$13,206	$21,365	$11,423	$12,183	$1,920	$9,837

(A)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We present the consolidating information shown above and believe that it is useful to investors because it enables them to compare our homebuilding operations more readily to the businesses of other homebuilding companies that do not have significant financial services operations. We also believe that separate disclosure of the consolidating information is appropriate because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

(B)	The assets and liabilities of discontinued operations at March 31, 2006 include the Centex Home Equity operations, sold in July 2006 and the Construction Services operations, sold in March 2007.

Attachment 3
Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries (A)		Centex Corporation (A)(B)		Financial Services (A)
	For the Fiscal Year Ended March 31,		For the Fiscal Year Ended March 31,		For the Fiscal Year Ended March 31,
	2007	2006	2007	2006	2007	2006
Cash Flows — Operating Activities
Net Earnings	$268	$1,289	$268	$1,289	$102	$119
Adjustments -
Depreciation and Amortization	60	63	52	48	8	15
Other Noncash Adjustments	285	82	812	14	(32)	22
Decrease (Increase) in Loans Held for Sale	519	(200)	—	—	519	(200)
Increase in Inventories	(481)	(2,484)	(479)	(2,484)	(2)	—
Other Operating Activities	298	487	277	466	(16)	57

	949	(763)	930	(667)	579	13

Cash Flows — Investing Activities
(Increase) Decrease in Loans Held for Investment	(292)	952	—	—	(292)	952
Other Investing Activities	381	(52)	46	77	370	(165)

	89	900	46	77	78	787

Cash Flows — Financing Activities
(Decrease) Increase in Short-Term Debt, net	(347)	765	(125)	119	(222)	646
Issuance of Long-Term Debt, net	422	(729)	207	629	215	(1,358)
Other Financing Activities	(278)	(626)	(224)	(610)	(649)	(89)

	(203)	(590)	(142)	138	(656)	(801)

Effect of Exchange Rate on Cash	—	(1)	—	(1)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	835	(454)	834	(453)	1	(1)
Cash and Cash Equivalents at Beginning of Period	48	502	37	490	11	12

Cash and Cash Equivalents at End of Period	$883	$48	$871	$37	$12	$11

(A)	Beginning cash balances include cash from the discontinued operations of Centex Construction and Financial Services’ Home Equity operations — approximately $5 million as of March 31, 2006 and $6 million at March 31, 2005.

(B)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We present the consolidating information shown above and believe that it is useful to investors because it enables them to compare our homebuilding operations more readily to the businesses of other homebuilding companies that do not have significant financial services operations. We also believe that separate disclosure of the consolidating information is appropriate because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended March 31,				Fiscal Year Ended March 31,
	2007		2006		2007		2006
HOME BUILDING

Revenues — Housing	$3,334,989	100.0%	$3,890,256	100.0%	$11,014,975	100.0%	$11,920,634	100.0%
Cost of Sales — Housing	(2,745,162)	(82.3%)	(2,782,087)	(71.5%)	(8,599,465)	(78.1%)	(8,458,995)	(71.0%)

Gross Margin — Housing	589,827	17.7%	1,108,169	28.5%	2,415,510	21.9%	3,461,639	29.0%

Revenues — Land Sales & Other	184,703		90,711		399,852		351,569
Cost of Sales — Land Sales & Other	(381,850)		(100,823)		(1,044,455)		(296,938)

Gross Margin — Land Sales & Other	(197,147)		(10,112)		(644,603)		54,631

Total Gross Margin	392,680	11.2%	1,098,057	27.6%	1,770,907	15.5%	3,516,270	28.7%
Selling, General & Administrative	(403,446)	(11.5%)	(515,432)	(12.9%)	(1,631,533)	(14.3%)	(1,696,456)	(13.8%)
Other Income (Expense) (A)	(6,077)	(0.2%)	18,724	0.4%	(42,553)	(0.4%)	85,998	0.6%

Operating Earnings (Loss)	$(16,843)	(0.5%)	$601,349	15.1%	$96,821	0.8%	$1,905,812	15.5%

Units Closed	10,582		12,336		35,785		39,232
Average Unit Sales Price	$315,157		$315,358		$307,810		$303,850
% Change	(0.1%)		9.8%		1.3%		12.6%

Average Neighborhoods	694		646		687		626
% Change	7.4%		5.4%		9.7%		6.3%

(A)	Other Income (Expense) includes earnings (loss) from unconsolidated entities.
LOT POSITION

	As of March 31,
	2007	2006	Change
Lots Owned and Controlled:
Lots Owned	98,311	108,828	(10%)
Lots Controlled	61,709	186,893	(67%)

Total	160,020	295,721	(46%)

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Units) by Geographic Area
(Unaudited)

	Closings
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2007	2006	Change	2007	2006	Change
Mid-Atlantic	1,738	2,079	(16%)	6,720	7,182	(6%)
Southeast	1,875	2,510	(25%)	5,883	7,235	(19%)
Midwest	1,370	2,159	(37%)	5,587	7,153	(22%)
Southwest	3,176	3,354	(5%)	10,401	10,720	(3%)
West Coast	2,423	2,234	8%	7,194	6,942	4%

	10,582	12,336	(14%)	35,785	39,232	(9%)

	Sales (Orders) Backlog
	As of March 31,
	2007	2006	Change
Mid-Atlantic	1,848	3,073	(40%)
Southeast	1,672	4,116	(59%)
Midwest	1,938	2,755	(30%)
Southwest	3,125	4,094	(24%)
West Coast	2,068	3,349	(38%)

	10,651	17,387	(39%)

	Sales (Orders)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2007	2006	Change	2007	2006	Change
Mid-Atlantic	1,520	1,785	(15%)	5,495	6,833	(20%)
Southeast	986	1,470	(33%)	3,439	6,345	(46%)
Midwest	1,256	1,840	(32%)	4,770	6,596	(28%)
Southwest	2,513	2,765	(9%)	9,432	11,126	(15%)
West Coast	1,557	2,068	(25%)	5,913	7,130	(17%)

	7,832	9,928	(21%)	29,049	38,030	(24%)

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Values) by Geographic Area
(Unaudited)

	Housing Revenues - Closings
	(Dollars in thousands)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2007	2006	Change	2007	2006	Change
Mid-Atlantic	$548,167	$708,838	(23%)	$2,179,199	$2,422,302	(10%)
Southeast	594,771	752,802	(21%)	1,782,449	2,089,115	(15%)
Midwest	347,750	485,262	(28%)	1,304,583	1,583,002	(18%)
Southwest	652,193	748,355	(13%)	2,158,665	2,119,540	2%
West Coast	1,192,108	1,194,999	—%	3,590,079	3,706,675	(3%)

	$3,334,989	$3,890,256	(14%)	$11,014,975	$11,920,634	(8%)

	Sales (Orders) Backlog Value
	(Dollars in thousands)
	As of March 31,
	2007	2006	Change
Mid-Atlantic	$611,057	$1,044,086	(41%)
Southeast	517,343	1,350,484	(62%)
Midwest	422,313	644,140	(34%)
Southwest	661,405	968,250	(32%)
West Coast	963,841	1,766,748	(45%)

	$3,175,959	$5,773,708	(45%)

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
(Unaudited)
CTX Mortgage Company

	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2007	2006	Change	2007	2006	Change
Originations
Builder	8,254	8,884	(7%)	27,141	27,364	(1%)
Retail	6,770	8,291	(18%)	30,638	43,319	(29%)

Total	15,024	17,175	(13%)	57,779	70,683	(18%)

Loan Volume (in billions)	$3.69	$3.99	(8%)	$13.83	$15.83	(13%)

Average Loan Size	$245,500	$232,300	6%	$239,300	$223,900	7%

Operating Profit per Loan	$1,250	$1,218	3%	$1,463	1,195	22%

Attachment 8
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)
(Unaudited)

	As of March 31, 2007	As of March 31, 2006	As of March 31, 2005
Consolidated Debt/Capitalization (A)
Debt	$5,567	$6,059	$4,804
Minority Interests	177	531	457
Less Minority Interests on Lot Options (C)	(153)	(492)	(416)
Stockholders’ Equity	5,112	5,012	4,281

Capitalization	10,703	11,110	9,126
Less Unrestricted Cash	(883)	(43)	(496)

Net Capitalization	$9,820	$11,067	$8,630

Consolidated Debt-to-Capitalization Ratio	52.0%	54.5%	52.6%

Consolidated Net Debt-to-Capitalization Ratio (D)	47.7%	54.4%	49.9%

Debt/Capitalization, Excluding Financial Services (B)
Debt	$3,904	$3,982	$3,108
Minority Interests	176	530	456
Less Minority Interests on Lot Options (C)	(153)	(492)	(416)
Stockholders’ Equity	5,112	5,012	4,281

Capitalization	9,039	9,032	7,429
Less Unrestricted Cash	(871)	(33)	(485)

Net Capitalization	$8,168	$8,999	$6,944

Debt-to-Capitalization Ratio	43.2%	44.1%	41.8%

Net Debt-to-Capitalization Ratio (D)	37.1%	43.9%	37.8%

(A)	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.

(B)	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not includ debt or minority interests attributable to Financial Services.

(C)	Pursuant to the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised (“FIN 46”), the Company consolidates certain lot option agreements and records the deposit and remaining purchase price related to these options as land held under option agreements not owned with a corresponding increase in minority interests. These minority interests are excluded from the debt-to-capitalization ratio as the Company is not obligated to purchase the properties and pay these amounts.

(D)	Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. We believe this ratio reflects the debt/capitalization structure in a more inclusive manner as unrestricted cash could be applied to reduce debt at quarter end. See Attachment 2 for more information.
Debt-to-capitalization is a common financial ratio used in the homebuilding industry to evaluate debt capacity and leverage.

Attachment 9
Centex Corporation and Subsidiaries
Reconciliation of Housing/Home Building Operating Earnings
(Dollars in thousands)
(unaudited)

	Quarter Ended March 31,				Fiscal Year Ended March 31,
	2007		2006		2007		2006
HOME BUILDING
Revenues — Housing	$3,334,989	100.0%	$3,890,256	100.0%	$11,014,975	100.0%	$11,920,634	100.0%
Cost of Sales — Housing	(2,745,162)	(82.3%)	(2,782,087)	(71.5%)	(8,599,465)	(78.1%)	(8,458,995)	(71.0%)

Gross Margin — Housing	589,827	17.7%	1,108,169	28.5%	2,415,510	21.9%	3,461,639	29.0%

Selling, General & Administrative	(403,446)	(12.1%)	(515,432)	(13.3%)	(1,631,533)	(14.8%)	(1,696,456)	(14.2%)

Housing Operating Earnings (A)	186,381	5.6%	592,737	15.2%	783,977	7.1%	1,765,183	14.8%

Revenues — Land Sales & Other	184,703		90,711		399,852		351,569
Cost of Sales — Land Sales & Other	(381,850)		(100,823)		(1,044,455)		(296,938)

Gross Margin — Land Sales & Other	(197,147)		(10,112)		(644,603)		54,631

Other Income (Expense)	(6,077)		18,724		(42,553)		85,998

Operating Earnings (Loss)	$(16,843)	(0.5%)	$601,349	15.1%	$96,821	0.8%	$1,905,812	15.5%

(A)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.